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                                                                     EXHIBIT 21




                              SUBSIDIARIES OF REGISTRANT
                              --------------------------


          Name of Corporation                State of Incorporation
          -------------------                ----------------------

     Garan Central America Corp.                    Virginia

     Garan Export Corp.                             New York

     Garan Manufacturing Corp.                      Virginia

     Garan Services Corp.                           Delaware

     Garan de El Salvador, S.A. de C.V.             El Salvador